CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38561, 333-25435, 333-49081, 333-53079,
333-59905, 333-61085, 333-06385, 333-01046, 33-83832 and 333-84827) of Spectrian
Corporation  and  subsidiaries  of our report  dated April 26, 2000,  except for
Note 4, which is as of May 2, 2000, and Note 10, which is as of May 19, 2000, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
June 29, 2000